Exhibit 99.1

Envivio Reports Second Quarter Fiscal 2013 Financial Results

South San Francisco, Calif. – September 6, 2012 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of live and on-demand multi-screen IP video processing and delivery solutions, today announced financial results for the second quarter of fiscal 2013 ended July 31, 2012.

Financial Highlights

•	Revenue for the second quarter of fiscal 2013 was $10.8 million, compared to $11.5 million in the second quarter of fiscal 2012.

•	GAAP net loss for the quarter was $4.3 million, or $0.16 per share, compared to net income of $55,000, or $0.00 per share, in the second quarter of fiscal 2012.

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Non-GAAP net loss for the quarter was $3.5 million or $0.13 per share, compared to net income of $425,000 or $0.03 per share in the second quarter of fiscal 2012. A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

“Our results for the second quarter reflect project delays by our service provider customers and the impact of the macroeconomic environment. We are disappointed in our quarterly performance and have taken actions to reduce our cost structure,” said Julien Signès, president and CEO, Envivio. “However, we do not view the revenue shortfall as indicative of the market backing away from multi-screen deployments. Our win rates have remained consistent and recent advances in our 4Caster and Muse encoding products as well as new features in our Halo network media processor strengthen our solution portfolio.”

As of July 31, 2012, Envivio had cash, cash equivalents and short-term investments of $63.2 million.

Business Highlights

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A1 Telekom Austria AG chose Envivio’s solutions to expand its A1 TV IPTV service. Envivio Muse™ multi-screen encoding and processing software running on the Envivio 4Caster™ 1RU appliances power the full lineup of A1 Telekom Austria’s broadcast and on-demand HD, SD and 3GPP mobile services.

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Envivio introduced 4Caster G4, a powerful new encoding appliance for Envivio Muse. 4Caster G4 significantly improves density and video quality, offers a flexible multi-node configuration, and supports next generation codecs such as HEVC.

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Envivio announced new TV Anytime capabilities for the versatile Envivio Halo™ network media processor, to support time-shifted multi-screen applications such as catch-up TV, start over and network PVR. One key element now available on Halo is Personalized Index Creation (PIC), a new and advanced approach enabling dynamic asset creation in the network, including highlights creation and time-shifted TV assets.

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Envivio introduced version 3.50 of its on-demand transcoding software, Envivio Muse On-Demand. This latest revision offers significant improvements in file-to-file transcoding speed—up to 35 percent in internal testing against platforms that require hardware acceleration. Muse On-Demand also delivers industry-leading video quality, measured at 20 percent better than a leading competitor, in tests using objective VQ measurement tools.

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AJK Cable Networks has deployed a converged Envivio headend system for its new MPEG-4 AVC (H.264) multi-screen video service, Reena TV. AJK is the first cable operator in India to use a single headend to serve the full range of display devices.

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WealthTV, an independent cable TV network based in the United States, selected Envivio Muse™ iTV encoding software on the Envivio 4Caster™ appliance for HD content distribution of its live broadcast services to TVs, PCs and other mobile devices in Asia.

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StarHub deployed Envivio 4Caster encoders powered by Envivio Muse software for HDTV, OTT and mobile TV services. StarHub is the official broadcaster for UEFA EURO 2012™ football in Singapore, and recently expanded its service offering to consumers around the country.

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Chunghwa Telecom (CHT), the leading telecommunications service provider in Taiwan, selected Envivio for transcoding and processing of Olympic Games video content delivered to subscribers’ PCs, tablets and smartphones.

Business Outlook

In August 2012 the company began cost-cutting efforts including a reduction in force of nine employees and operating expense reductions.

Envivio has set the following financial performance guidance for the third quarter of fiscal year 2013 ending October 31, 2012:

•	Revenue is expected to be in the range of $10.0 to $11.0 million.

•	Non-GAAP gross margin percentage is expected to be in the range of 59 to 62 percent.

•	Non-GAAP operating loss/income is expected to be in the range of ($4.1 million) to ($3.2 million).

•	Non-GAAP net loss/income per share is expected to be in the range of ($0.16) to ($0.12).

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The company will take a one-time charge of approximately $275,000 in the third quarter of fiscal 2013 for severance and other related benefits related to the cost-cutting program enacted in August 2012.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the second quarter ended July 31, 2012. To access the conference call, dial 877-941-2068, using conference code 4559268. Callers outside the U.S. and Canada should dial 480-629-9712, using conference code 4559268. A replay of the conference call will be available through Thursday, September 13, 2012. To access the replay, please dial 800-406-7325 and enter pass code 4559268. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4559268. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated September 6, 2012 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Envivio’s expected financial performance for the third quarter of fiscal 2013, Envivio’s strategy, market trends, the benefits and features of Envivio’s customer offerings and products, and the ability of those product offerings to strengthen Envivio’s solution portfolio. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the third quarter of fiscal 2013 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Envivio

Envivio (NASDAQ: ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(UNAUDITED)

	January 31,	July 31,
	2012	2012
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	27,405	46,367
Short-term investments	—	16,823
Accounts receivable, net of allowance for doubtful accounts	8,499	13,573
Inventory	108	123
Prepaid expenses and other assets	2,456	3,211
Deferred inventory costs, current	1,547	475

Total current assets	40,015	80,572
Property and equipment, net	3,016	3,482
Deferred inventory costs, net of current portion	100	33
Other assets	1,447	499

Total assets	44,578	84,586

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	7,035	7,317
Accrued compensation	4,615	3,519
Accrued liabilities	929	957
Deferred revenue, current	7,257	4,316
Line of credit	1,000	1,000

Total current liabilities	20,836	17,109
Deferred revenue, net of current portion	1,400	1,447
Warrant liability	103	—
Other non-current liabilities	1,163	1,446

Total liabilities	23,502	20,002

Convertible preferred stock	47,764	—
Stockholders’ equity (deficit):
Common stock	13	27
Additional paid-in capital	52,954	150,774
Accumulated other comprehensive loss	(825)	(872)
Accumulated deficit	(78,830)	(85,345)

Total stockholders’ equity (deficit)	(26,688)	64,584

Total liabilities and stockholders’ equity (deficit)	44,578	84,586

ENVIVIO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended July 31,		Six Months Ended July 31,
	(in thousands, except for per share amounts)
	2011	2012	2011	2012
Revenues	11,505	10,764	21,407	24,179
Cost of revenue	4,191	4,123	8,198	9,259

Gross profit	7,314	6,641	13,209	14,920

Expenses:
Research and development	1,518	2,034	3,019	4,028
Sales and marketing	3,544	5,628	6,972	11,370
General and administrative	2,035	3,050	4,160	5,730

Total operating expenses	7,097	10,712	14,151	21,128

Income (loss) from operations	217	(4,071)	(942)	(6,208)
Interest income (expense), net	(31)	24	(68)	15
Other income, net	101	(162)	183	(147)

Income (loss) before provision for income taxes	287	(4,209)	(827)	(6,340)
Provision for income taxes	232	69	274	175

Net income (loss)	55	(4,278)	(1,101)	(6,515)
Noncumulative dividends to convertible preferred stockholders	(55)	—	—	—

Net income (loss) attributable to common stockholders	—	(4,278)	(1,101)	(6,515)

Net loss per share of common stock, basic and diluted	$0.00	$(0.16)	$(0.08)	$(0.32)

Shares used in computing net loss per share of common stock, basic and diluted	13,156,231	26,913,125	13,079,499	20,192,392

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Non-GAAP Net Income

(UNAUDITED)

	Three Months Ended July 31,		Six Months Ended July 31,
	(in thousands)		(in thousands)
	2011	2012	2011	2012
Net income (loss)	$55	$(4,278)	$(1,101)	$(6,515)
Adjustments:
Stock-based compensation	$370	$753	$720	$1,443

Non-GAAP net income (loss)	$425	$(3,525)	$(381)	$(5,072)

Add back income tax expense	$232	$69	$274	$175

Non-GAAP net income (loss) before income taxes	$657	$(3,456)	$(107)	$(4,897)

Non-GAAP net income (loss) per share of common stock, basic and diluted	$0.03	$(0.13)	$(0.03)	$(0.25)
Shares used in computing net income (loss) per share of common stock, basic and diluted	13,156	26,913	13,079	20,192